                      SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, DC 20549

                             --------------------

                                   FORM 8-KA
               (Amendment No. 1 to Form 8-K Filed May 21, 1996)


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):
                                  May 6, 1996


                              VAN DE KAMP'S, INC.
            (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                    33-97752             43-1721518
 (State or Other Jurisdiction        Commission          (IRS Employer
      of Incorporation)              File Number       Identification No.)



                         1000 St. Louis Union Station
                          St. Louis, Missouri 63103
                    (Address of Principal Executive Office)

                                (314) 241-0303
             (Registrant's Telephone Number, Including Area Code)

                                Not Applicable
        (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On May 6, 1996, Van de Kamp's, Inc., a Delaware corporation, ("the Company") completed the acquisition of substantially all the assets of the Mrs. Paul's(R) frozen food business, which was owned by Campbell Soup Company, for a purchase price of approximately $72.9 million. The Mrs. Paul's(R) frozen food business consists primarily of frozen breaded or battered seafood and frozen vegetable products which are sold at retail under the Mrs. Paul's(R) trademark. The purchase price is subject to adjustment upon completion of an audit of inventory as of the closing of the acquisition. The acquisition was a purchase of assets and included trademarks, intangibles, inventories and certain manufacturing equipment (collectively, the "Mrs. Paul's Assets").

The manufacturing equipment acquired consists of the equipment (such as fryers and freezing equipment) used by Campbell Soup Company to produce its Mrs. Paul's(R) brand frozen products. The Company intends to install this equipment primarily in its Erie, Pennsylvania plant and to use it for the production of Mrs. Paul's(R) brand frozen seafood and frozen vegetables products and for the production of certain Van de Kamp's(R) brand frozen seafood products.

In order to achieve certain objectives of Campbell Soup Company, the acquisition was structured as a sale by Campbell Soup Company of the Mrs. Paul's Assets to Shellfish Acquisition Company, LLC ("Shellfish") for a $72,884,545 promissory note of Shellfish due August 22, 1996 (the "Shellfish Note") and an immediate resale by Shellfish to the Company of the Mrs. Paul's Assets for $72,884,545 in cash. Because Shellfish resold the Mrs. Paul's Assets to the Company for the same price at which it acquired them from Campbell Soup Company, Shellfish realized no profit on its resale of the Mrs. Paul's Assets to the Company.

All of the cash received by Shellfish from the Company on account of the Company's purchase of the Mrs. Paul's Assets was transferred by Shellfish to a grantor trust to secure the issuance of a bank letter of credit in favor of Campbell Soup Company which, in turn, secures payment of the Shellfish Note. As part of the transaction, all contractual rights of Shellfish under its purchase agreement with Campbell Soup Company were assigned by Shellfish to the Company. Shellfish did not assign its obligations under the Shellfish Note.

The Company financed the acquisition and related costs with an equity contribution by VDK Holdings, Inc., the Company's parent, of $15 million and with increased senior secured bank debt totaling $60 million. This bank debt was incurred through an amendment to the Company's existing senior bank facilities with Chemical Bank as agent for the following lenders: Chemical Bank; Banque Paribas; Caisse Nationale de Credit Agricole; Cooperative Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch; Dresdner Bank AG, New York and Grand Cayman Branches; Fleet Bank of Massachusetts, N.A.; Harris Trust and Savings Bank; The First National Bank of Boston; Merrill Lynch Senior Floating Rate Fund, Inc.; Prime Income Trust; and Van Kampen American Capital Prime Rate Income Trust.

Shellfish is a Delaware limited liability company. Its members are Dartford Partnership, L.L.C. and Mr. James B. Ardrey. The Company is a wholly-owned subsidiary of VDK Holdings, Inc., which is a wholly-owned subsidiary of VDK Foods LLC. Dartford Partnership, L.L.C. is a member of VDK Foods LLC and Mr. Ardrey is a Director and Executive Vice President of the Company and a member of Dartford Partnership, L.L.C.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

  (a) Financial Statements of Business Acquired. The audited Statement of Earnings of Mrs. Paul's Business, a Division of Campbell Soup Company, for the nine months ended April 28, 1996 and the years ended July 30, 1995 and July 31, 1994 and Statement of Assets to be Acquired as of April 28, 1996 and July 30, 1995, together with the report of independent accountants thereon, are included on pages 6 through 13 herein.

  (b) Pro forma Financial Information. The pro forma statement of income of Van de Kamp's, Inc. for the year ended June 30, 1995 and the nine months ended March 30, 1996, and the pro forma balance sheet as of March 30, 1996, together with notes thereon, included on pages 14 through 24 herein.

  (c) Exhibits. The following exhibits were filed along with the Form 8-K (the "Original 8-K") dated May 6, 1996, as filed with the Securities and Exchange Commission on May 21, 1996.

      EXHIBIT NO.               EXHIBIT DESCRIPTION
      ----------                -------------------

            2.1 Asset Purchase and Sale Agreement, dated as of January 17, 1996, between Shellfish Acquisition Company, LLC and Campbell Soup Company (the text of which and exhibits to which are incorporated by reference to Exhibit
                                  2.1 to Van de Kamp's, Inc.'s Form 10-Q for the quarter ended March 30, 1996 (the "10-Q") and a list of the contents of the schedules to which was filed with the Original 8-K.

            2.2 Asset Purchase Agreement, dated as of January 17, 1996, between Van de Kamp's, Inc. and Shellfish Acquisition Company, LLC (incorporated by reference to Exhibit 2.2 to the 10-Q).

                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       VAN DE KAMP'S, INC.



Dated:  July 22, 1996                  By: /s/ Timothy B. Andersen
                                           ---------------------------
                                           Timothy B. Andersen
                                           Chief Financial Officer and duly
                                           authorized officer

ITEM 7(a):  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

The following financial statements of Mrs. Paul's Business, a Division of Campbell Soup Company are included in item 7(a):

                                                              Page
                                                             ------
Report of Independent Accountants                               6

Financial Statements:

     Statement of Earnings for the nine months ended
     April 28, 1996 and for the years ended July 30, 1995 and
     July 31,1994                                               7

     Statement of Assets to be Acquired as of April 28, 1996
     and July 30, 1995                                          8

Notes to the Financial Statements                          9 - 13

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Shareholders and Directors of
Campbell Soup Company


We have audited the accompanying statements of assets to be acquired as of April 28, 1996 and July 30, 1995, and the statements of earnings for the nine months ended April 28, 1996 and the years ended July 30, 1995 and July 31, 1994 of Mrs. Paul's Business, a Division of Campbell Soup Company (the Business). These statements are the responsibility of the Business' management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements reflect the assets attributable to the Business as described in Notes 1 and 2 and are not intended to be a complete presentation of the financial position of the Business.

In our opinion, the statements of assets to be acquired as of April 28, 1996 and July 30, 1995 and the statements of earnings for the nine months ended April 28, 1996 and the years ended July 30, 1995 and July 31, 1994 present fairly, in all material respects, the assets and the results of operations of the Business as described in Notes 1 and 2, in conformity with generally accepted accounting principles.



Price Waterhouse LLP
San Francisco, California
June 21, 1996
- -------------------------

                             Mrs. Paul's Business
                      A Division of Campbell Soup Company
                            Statements of Earnings
                            (dollars in thousands)




                                   Nine Months                Year Ended
                                      Ended          ---------------------------
                                  April 28, 1996     July 30, 1995 July 31, 1994
                                  --------------     ------------- -------------
Net Sales                             $60,235          $78,336        $92,156

Cost and expenses
   Cost of products sold               31,788           43,311         54,434
   Marketing and selling expenses      18,357           24,003         27,704
   Administrative expenses              2,169            3,236          4,661
   Research and development expenses      657            1,431          1,718
                                      -------          -------        -------

      Total costs and expenses         52,971           71,981         88,517
                                      -------          -------        -------

Earnings Before Taxes                   7,264            6,355          3,639

Taxes on earnings                       2,760            2,415          1,383
                                      -------          -------        -------

Net Earnings                          $ 4,504          $ 3,940        $ 2,256
                                      =======          =======        =======




    The accompanying notes are an integral part of the financial statements.

                             Mrs. Paul's Business
                      A Division of Campbell Soup Company
                      Statements of Assets to be Acquired
                            (dollars in thousands)




                                             April 28, 1996    July 30, 1995
                                             --------------    -------------


Inventories                                     $  5,307            $  6,207

Machinery and equipment, net of depreciation       6,626               7,019

Intangible assets, net of amortization               936                 963
                                                  ------              ------

                 Total assets                   $ 12,869            $ 14,189
                                                  ======              ======




    The accompanying notes are an integral part of the financial statements.

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------
                            (dollars in thousands)


1. BASIS OF PRESENTATION
   ---------------------

   On January 17, 1996, Campbell Soup Company ("Campbell") entered into an Asset Purchase and Sale Agreement (the "Agreement") with Shellfish Acquisition Company, LLC (the "Buyer") for the sale of certain assets of the Mrs. Paul's Business, a Division of Campbell Soup Company (the "Business"). The Buyer then immediately sold the Business to Van de Kamp's, Inc. The Business processes, distributes and markets frozen fried coated seafood and specialty vegetable products, primarily to retail consumers in the United States.

   Under the terms of the Agreement, as amended on May 6, 1996 (the "Closing Date"), Campbell sold to the Buyer certain assets exclusively used in the Business, as defined in the Agreement, and all the capital stock of MPK Holdings, Inc., a dormant Delaware corporation. Campbell retained the manufacturing plants, employees and all liabilities of the Business with respect to Campbell's operation of the Business prior to the Closing Date.

   Throughout the periods covered by the Financial Statements, the Business' operations were conducted and accounted for as part of Campbell's Frozen Foods Group ("FFG"). These Financial Statements have been carved out from Campbell's historical accounting records.

   Under Campbell's centralized cash management system, cash requirements of the Business were generally provided directly by Campbell, and cash generated by the Business was generally remitted directly to Campbell. Transaction systems (e.g., payroll, employee benefits, accounts payable) used to record and account for cash disbursements were provided by centralized Campbell organizations outside the defined scope of the Business. Most of these corporate systems are not designed to track assets/liabilities and receipts/payments on a business specific basis. Given these constraints and the fact that only certain assets of the Business were sold, statements of financial position and cash flows were not prepared.

   The manufacturing and distribution operations of the Business are conducted at sites where other Campbell manufacturing and distribution operations not included in the Business are present. In addition, certain non-manufacturing operations of the Business share facilities and space with other Campbell operations. At these shared sites, only the assets of the Business (principally inventories and machinery and equipment) are included in the Statements of Assets to be Acquired.

   The Statements of Earnings include all revenues and costs directly attributable to the Business, including costs for facilities, functions and services used by the Business at shared sites. Costs for certain functions and services performed by centralized Campbell organizations outside the defined scope of the Business are directly charged to the Business based on usage, sales or the number of employees of the Business, as appropriate. The results of operations also include allocations of 1) costs for administrative functions and services performed on behalf of the Business by centralized staff groups within Campbell, 2) research and development expense and 3) Campbell's general corporate expenses and pension and certain other postretirement benefit costs (see Note 2 for a description of the allocation methodologies employed). Campbell maintains all debt and notes payable on a consolidated basis to fund and manage all of its operations. Accordingly, debt and related interest expense were not allocated to the Business.

   All of the allocations and estimates in the Statements of Earnings are based on assumptions that Campbell management believes are reasonable under the circumstances. However, these allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted if the Business had been operated as a separate entity.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
   ------------------------------------------

   (a)  Income Recognition

        Sales and related cost of products sold are included in income and expense, respectively, when products are shipped to the customer.

   (b)  Inventories

        Inventories are priced at the lower of cost or market, with cost determined by the last-in, first-out (LIFO) method.

   (c)  Machinery and Equipment (M&E)

        M&E is stated at historical cost. Alterations and major overhauls which extend the lives or increase the capacity of M&E are capitalized. The amounts for property disposals are removed from M&E and accumulated depreciation accounts and any resultant gain or loss is included in earnings. Ordinary repairs and maintenance are charged to operating costs.

   (d)  Depreciation

        Depreciation provided in costs and expenses is calculated using the straight-line method. Buildings and M&E are depreciated over periods not exceeding 45 years and 15 years, respectively. Accelerated methods of depreciation are used for income tax purposes in certain jurisdictions.

   (e)  Intangibles

        Intangible assets are amortized on a straight-line basis over periods not exceeding 40 years.

  (f)  Income Taxes

       The taxable income of the Business was included in the tax returns of Campbell. As such, separate income tax returns were not prepared or filed for the Business. The provision for income taxes included in the accompanying Statements of Earnings has been determined based upon statutory rates applied to pre-tax income and may not necessarily be indicative of the Business' tax expense on a stand alone basis.

  (g)  Pensions

       Campbell has noncontributory defined benefit plans covering substantially all U.S. employees, including the employees of the Business. The benefits for these plans are based primarily on employees' years of service and employees' compensation during the last years of employment. The cost of these plans for active employees was assigned to the Business based on the number of employees and sales of the Business.

  (h)  Other Postretirement Benefits

       Campbell provides certain health care and life insurance benefits (postretirement benefits) to substantially all retired U.S. employees and their dependents. These benefits are accounted for as they are earned by active employees. The postretirement costs assigned to the Business are based on the number of employees and sales of the Business.

  (i)  Use of Estimates

       Generally accepted accounting principles require management to make estimates and assumptions that affect assets and liabilities, contingent assets and liabilities, and revenues and expenses. Actual results could differ from those estimates.


3. RELATED PARTY TRANSACTIONS
   --------------------------

   The Statements of Earnings include significant allocations from other Campbell organizations involving functions and services (such as finance and accounting, MIS, research and development, legal, human resources and purchasing) that were provided to the Business by centralized Campbell organizations outside the defined scope of the Business. The costs of these functions and services have been allocated to the Business using methods that Campbell management believes are reasonable. Such allocations are not necessarily indicative of the costs that would have been incurred if the Business had been a separate entity. Total marketing and selling expenses include $4,015, $5,482 and $6,966 in allocated costs for the nine months ended April 28, 1996 and the years ended July 30, 1995 and July 31, 1994, respectively. Administrative and research and development expenses are composed solely of allocated general corporate and FFG expenses to the Business.

4. TAXES ON EARNINGS
   -----------------

   Taxes computed at the U.S. statutory rates are summarized below:

                                              1996            1995            1994
                                          ------------    ------------    ------------

   Federal                                $2,542  35.0%   $2,224  35.0%   $1,274  35.0%
   State (net of Federal tax benefit)        218   3.0%      191   3.0%      109   3.0%
                                          ------  ----    ------  ----    ------  ----
   Provision for income taxes             $2,760  38.0%   $2,415  38.0%   $1,383  38.0%
                                          ======  ====    ======  ====    ======  ====

5. INVENTORIES
   -----------

                                               1996                   1995
                                               ----                   ----

   Raw materials, containers
   and supplies                               $2,337                 $2,927

   Finished products                           3,048                  2,824
                                               -----                  -----
                                               5,385                  5,751
   Adjustment to LIFO basis                      (78)                   456
                                               -----                  -----
                                              $5,307                 $6,207
                                              ======                 ======

   Campbell's application of LIFO is not focused on individual business units.
   Accordingly, the results of applying LIFO are allocated to the Business.
   Management believes such allocations are reasonable, but may not necessarily reflect the cost that would have been incurred if LIFO had been applied on a business specific basis. The impact of the LIFO method was an increase to Cost of Products Sold of $532 and $285 in 1996 and 1995, respectively, and a decrease to Cost of Products Sold of $545 in 1994. A "period-end" LIFO calculation has been applied to April 28, 1996 inventory balances.

6. MACHINERY AND EQUIPMENT
   -----------------------

                                                1996                  1995
                                                ----                  ----
   Machinery and equipment, at cost            $11,413               $11,097

   Accumulated depreciation                     (4,787)               (4,078)
                                               -------               -------
                                               $ 6,626               $ 7,019
                                               =======               =======

   Depreciation provided in costs and expenses for all tangible assets used in the Business, including those to be acquired, was $1,019 in 1996, $1,500 in 1995 and $1,637 in 1994.

7. INTANGIBLE ASSETS
   -----------------

                                               1996                  1995
                                               ----                  ----
Trademark                                    $1,441                 $1,441

Accumulated amortization                       (505)                  (478)
                                             -------                -------
                                             $  936                 $  963
                                             ======                 =======

8.    COMMITMENTS AND CONTINGENCIES
      -----------------------------

      The Business is currently subject to various lawsuits and claims with respect to matters such as product liabilities, governmental regulations, and other actions arising in the normal course of business. The ultimate liabilities resulting from the lawsuits and claims existing at the Closing Date are the responsibility of Campbell.


9.    SUBSEQUENT EVENTS
      -----------------

      On May 6, 1996, Campbell sold the Business to the Buyer in accordance with the terms and conditions of the Agreement. Ancillary agreements for transition services and product manufacturing provided to the Buyer by Campbell were also negotiated.

ITEM 7(b):  PRO FORMA FINANCIAL INFORMATION

The following Pro Forma Statement of Income for the year ended June 30, 1995 gives effect to the acquisitions of the Van de Kamp's frozen seafood business and certain frozen dessert product lines, discussed below, and Mrs. Paul's, and the financing and the application of the net proceeds therefrom as though the transactions occurred as of July 1, 1994. On September 19, 1995 (commencement of operations), Van de Kamp's, Inc. acquired the assets of the Van de Kamp's frozen seafood business and certain frozen dessert product lines from the Pillsbury Company and Pet Incorporated. On May 6, 1996, Van de Kamp's, Inc. acquired substantially all the assets of the Mrs. Paul's frozen food business from Campbell Soup Company.

The following Pro Forma Statement of Income is based on the unaudited Pro Forma Statement of Income of the Company and the audited Statement of Earnings of Mrs. Paul's. The Pro Forma Statement of Income for Van de Kamp's, Inc. for the year ended June 30, 1995, shown on the next page in the first column, is incorporated by reference to Van de Kamp's, Inc. Form S-4, filed November 14, 1995. The audited Statement of Earnings for Mrs. Paul's is for the twelve months ended July 30, 1995.

The pro forma financial information set forth on the next page reflects pro forma adjustments that are based upon available information and which the Company believes are reasonable. The pro forma financial information does not necessarily reflect the results of operations of the Company that actually would have resulted had the transactions to which pro forma effect is given been consummated as of the date or for the period indicated.

                              VAN DE KAMP'S, INC.
                         PRO FORMA STATEMENT OF INCOME
                        FOR THE YEAR ENDED JUNE 30, 1995
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                 ADJUSTMENTS       ADJUSTED
                                   PRO FORMA     TO PRO FORMA     PRO FORMA                      PRO FORMA
                                    VAN DE          VAN DE          VAN DE                      ADJUSTMENTS      COMPANY
                                 KAMP'S, INC.    KAMP'S, INC.    KAMP'S, INC.    MRS. PAUL'S   TO MRS. PAUL'S   PRO FORMA
                                 ------------    ------------    ------------    -----------   --------------   ---------


Net sales                        $149,359        $    --           $149,359        $78,336     $ 7,693 (g)      $235,388
Cost of goods sold                 65,596          1,385 (a)         66,981         43,311      (2,322)(h,i)     107,970
                                 --------        -------           --------        -------     -------          --------

 Gross profit                      83,763         (1,385)            82,378         35,025      10,015           127,418

Selling, distribution and
 marketing:
Selling and distribution           11,376             --             11,376          6,910       5,714 (j)        24,000
Trade promotions                   34,530             --             34,530         12,718          --            47,248
Consumer marketing                  8,260             --              8,260          4,375          --            12,635
                                 --------        -------           --------        -------     -------          --------
  Total selling, distribution
   and marketing                   54,166              0             54,166         24,003       5,714            83,883

Amortization of goodwill            4,819            (38)(b)          4,781             --       2,074 (k)         6,855
                                 --------        -------           --------        -------     -------          --------

  Product profit before
   corporate expenses              24,778         (1,347)            23,431         11,022       2,227            36,680

General and administrative          5,471            429 (c)          5,900          4,667      (2,967)(l,m)       7,600
                                 --------        -------           --------        -------     -------          --------
Total operating expenses           64,456            391             64,847         28,670       4,821            98,338
                                 --------        -------           --------        -------     -------          --------

Operating income                   19,307         (1,776)            17,531          6,355       5,194            29,080

Interest expense                   14,906           (116)(d)         14,790             --       5,417 (n)        20,207
Amortization of deferred
  financing expense                   932           (194)(e)            738             --         271 (n)         1,009
                                 --------        -------           --------        -------     -------          --------

  Income before income tax          3,469         (1,466)             2,003          6,355        (494)            7,864
Provision for income taxes          1,387           (587)(f)            800          2,415         (70)(o)         3,145
                                 --------        -------           --------        -------     -------          --------

   Net income (loss)             $  2,082        $  (879)          $  1,203        $ 3,940     $  (424)         $  4,719
                                 ========        =======           ========        =======     =======          ========

EBITDA (p)                                                                                                      $ 39,921
                                                                                                                ========


                     NOTES TO PRO FORMA STATEMENT OF INCOME
                        FOR THE YEAR ENDED JUNE 30, 1995


(a) Represents a change in estimate based upon the actual allocation of the fair market value of the fixed assets of Van de Kamp's, Inc. The average depreciable life is 30 years for buildings and 12 years for equipment.

(b) Reflects an adjustment to amortization of goodwill based on actual goodwill and intangibles recorded in connection with the acquisition of the Van de Kamp's businesses.

(c) Represents an adjustment to reflect the actual experience of the Company during the first fiscal year.

(d) Represents an adjustment to reflect the actual experience of the Company in terms of its needs under the letter of credit facility.

(e) Reflects an adjustment to refine the amortization of deferred loan acquisition costs based on actual costs incurred.

(f) Reflects a reduction in the provision for income taxes as a result of the pro forma decrease in income before income taxes.

(g) Represents a reclassification of distribution and selling expenses to report sales consistently with Van de Kamp's, Inc., as further discussed in note(j).

(h) Represents a decrease of $999 in depreciation expense as a result of lower depreciable basis of property, plant and equipment as compared to the prior owner's. The average depreciable life for equipment is 12 years.

(i) Includes the reversal of $1,323 of corporate allocated expenses from Campbell Soup Company for indirect fixed plant overhead costs. This reversal is supportable as the Company already has the plant infrastructure to support the Mrs. Paul's business.

(j) Includes the reclassification of expense described above in note (g) ($7,693) and the elimination of a corporate allocation from Campbell Soup Company of costs associated with the sales force, sales administration and marketing overhead ($1,979). The reversal of these allocations is supportable as the Company already has established sales force, sales administration and marketing functions to support the Mrs. Paul's business.

(k) Reflects the goodwill and intangible amortization expense as a result of the acquisition of Mrs. Paul's. Goodwill will be amortized on a straight-line basis over a 40 year period and other intangibles will be amortized over periods ranging from five to 15 years.

(l) Represents the elimination of Mrs. Paul's research and developments costs ($1,431). The Company records its research and development costs in general and administrative expense and management believes the amount included in general and administrative expense for the period is sufficient.

(m) Reflects the reduction in expense ($1,536) the Company will experience as compared to the general and administrative corporate allocation from Campbell Soup Company. The reduction is supported by the Company's experience during its current period of ownership and personnel and expense changes that it has implemented.

(n) Pro forma interest expense has been calculated based upon pro forma debt levels and the applicable interest rates. Mrs. Paul's was not allocated any interest expense from Campbell Soup Company. The pro forma interest expense on the Revolving Facility assumes an incremental $2 million would be outstanding during the year. Accordingly, the commitment fee required on the outstanding Revolving Facility is reduced as the balance outstanding is higher. The table below represents a pro forma interest expense, noted with the respective interest rates, and pro forma amortization of incremental deferred financing costs (in thousands):


    Pro Forma Interest Expense

    Revolving Facility (8.5%)                                            $  170
    Term Facility - Tranche A (8.5%)                                      1,668
    Term Facility - Tranche B (9.0%)                                      3,589
    Commitment fee on Revolving Facility (.50%)                             (10)
                                                                         -------
      Total pro forma adjustment to interest expense                     $5,417
                                                                         =======

    Pro forma adjustment to amortization of
      deferred financing costs                                           $  271
                                                                         =======

(o) Reflects a decrease in the provision for income taxes as a result of the pro forma decrease in income before income taxes.

(p) EBITDA is defined as earnings before interest, taxes, depreciation, amortization and extraordinary items and is presented because it is commonly used by certain investors and analysts to analyze and compare on the basis of operating performance and to determine a company's ability to service and incur debt. EBITDA should not be considered in isolation from or as a substitute for net income, cash flows from operating activities or other consolidated income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. Cash flows data are not presented as it is not practicable to separate cash flows for the Company (as set forth in Van de Kamp's, Inc. Form S-4, filed November 14, 1995) or Mrs. Paul's as approved by the SEC in a letter dated July 1, 1996. EBITDA as defined here is the same as that required by the Senior Bank Facilities covenant, except that the Senior Bank Facilities definition also excludes all other non-cash expenses and any non-cash income or non-cash gains and includes interest income. The Company did not have any such items for the periods presented.

The following Pro Forma Statement of Income for the nine months ended March 30, 1996 gives effect to the acquisitions of the Van de Kamp's frozen seafood business and certain frozen dessert product lines, discussed below, and Mrs. Paul's, and the financing and the application of the net proceeds therefrom as though the transactions occurred July 1, 1995. On September 19, 1995 (commencement of operations), Van de Kamp's, Inc. acquired the assets of the Van de Kamp's frozen seafood business and certain frozen dessert product lines (collectively the "Predecessor") from the Pillsbury Company and Pet Incorporated. On May 6, 1996, Van de Kamp's, Inc. acquired substantially all the assets of the Mrs. Paul's frozen food business from Campbell Soup Company.

The following Pro Forma Statement of Income is based on the unaudited Statements of Income of the Predecessor and the Company and the audited Statement of Earnings of Mrs. Paul's. The Statements of Income for the Predecessor and Van de Kamp's, Inc. are incorporated by reference to the Van de Kamp's, Inc. Form 10Q for the nine months ended March 30, 1996. The nine month period includes the Predecessor period, July 1, 1995 to September 18, 1995, and the Company's ownership period of September 19, 1995 to March 30, 1996. The audited Statement of Earnings for Mrs. Paul's is for the nine months ended April 28, 1996.

The pro forma financial information set forth on the next page reflects pro forma adjustments that are based upon available information and which the Company believes are reasonable. The pro forma financial information does not necessarily reflect the results of operations of the Company that actually would have resulted had the transactions to which pro forma effect is given been consummated as of the date or for the period indicated.

                              VAN DE KAMP'S, INC.
                         PRO FORMA STATEMENT OF INCOME
                    FOR THE NINE MONTHS ENDED MARCH 30, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                    PRO FORMA
                                                                   ADJUSTMENTS
                                                                 TO PREDECESSOR                    PRO FORMA
                                                     VAN DE        AND  VAN DE                    ADJUSTMENTS      COMPANY
                                    PREDECESSOR   KAMP'S, INC.    KAMP'S, INC.      MRS. PAUL'S  TO MRS. PAUL'S   PRO FORMA
                                    -----------   ------------   --------------     -----------  --------------   ---------
   Net sales                          $21,061       $106,362       $    --           $60,235     $  6,172  (j)     $193,830
   Cost of goods sold                   9,658         43,304           800  (a,b)     31,788       (1,606) (k,l)     83,944
                                      -------       --------       -------           -------     --------          --------

     Gross profit                      11,403         63,058          (800)           28,447        7,778           109,886

   Selling, distribution and
     marketing:
   Selling and distribution             2,843         11,657            --             4,482        4,450  (m)       23,432
   Trade promotions                     3,699         22,997            --            10,920           --            37,616
   Consumer marketing                   1,919          7,875           238  (c)        2,955           --            12,987
                                      -------       --------       -------           -------     --------          --------
     Total selling, distribution
       and marketing                    8,461         42,529           238            18,357        4,450            74,035

   Amortization of goodwill               689          2,641           256  (d)           --        1,555  (n)        5,141
                                      -------       --------       -------           -------     --------          --------

     Product profit before
       corporate expenses               2,253         17,888        (1,294)           10,090        1,773            30,710

   General and administrative           1,104          3,557          (236) (e)        2,826       (1,551) (o,p)      5,700
   Transition related expenses             --            917          (917) (f)           --           --                --
                                      -------       --------       -------           -------     --------          --------
     Total operating expenses          10,254         49,644          (659)           21,183        4,454            84,876
                                      -------       --------       -------           -------     --------          --------

   Operating income                     1,149         13,414          (141)            7,264        3,324            25,010

   Interest expense                        --          7,979         3,291  (g)           --        3,956  (q)       15,226
   Amortization of deferred
     financing expense                     --            354           194  (h)           --          203  (q)          751
                                      -------       --------       -------           -------     --------          --------

     Income before income tax           1,149          5,081        (3,626)            7,264         (835)            9,033
   Provision for income taxes             735          2,032        (1,726) (i)        2,760         (188) (r)        3,613
                                      -------       --------       -------           -------     --------          --------

     Net income (loss)                $   414       $  3,049       $(1,900)          $ 4,504     $   (647)         $  5,420
                                      =======       ========       =======           =======     ========          ========

   EBITDA (s)                                                                                                      $ 32,931


                     NOTES TO PRO FORMA STATEMENT OF INCOME
                    FOR THE NINE MONTHS ENDED MARCH 30, 1996


Note that adjustments (b) and (c) are to refine previously reported Predecessor business financial information.

(a) Represents an adjustment in the amount of $191 based upon the actual allocation of the fair market value of the fixed assets of Van de Kamp's, Inc. under the Company's basis as opposed to the Predecessor's basis of assets. The average depreciable life is 30 years for buildings and 12 years for equipment.

(b) Represents an increase in the previously reported Predecessor period cost of goods, to reflect obsolescence and inventory shrinkage occurring during such period.

(c) Represents an increase in previously reported Predecessor period coupon redemption expense.

(d) Reflects an adjustment to amortization of goodwill based on actual goodwill and intangibles recorded in connection with acquisition of the Van de Kamp's businesses.

(e) Represents an adjustment to reflect the actual experience of the Company during the first fiscal year.

(f) Certain transition related costs incurred in connection with the acquisition of the businesses since September 19, 1995 which are non-recurring and therefore not an ongoing expense for pro forma purposes.

(g) Represents the interest expense that would have been incurred during the Predecessor period of ownership based upon pro forma debt levels, applicable interest rates and as if the Company had owned the businesses since July 1, 1995.

(h) Represents the amortization of deferred financing costs that would have been incurred during the Predecessor period of ownership based upon pro forma debt levels and as if the Company had owned the businesses since July 1, 1995.

(i) Represents a reduction in the provision for income taxes as a result of the pro forma decrease in income before income taxes.

(j) Represents a reclassification of distribution and selling expenses to report sales consistently with Van de Kamp's, Inc., as further discussed in note (m).

(k) Represents a decrease of $643 in depreciation expense as a result of lower depreciable basis of property, plant and equipment as compared to the prior owner's. The average depreciable life for equipment is 12 years.

(l) Includes the reversal of $963 of corporate allocated expenses from Campbell Soup Company for indirect fixed plant overhead costs. This reversal is supportable as the Company already has the plant infrastructure to support the Mrs. Paul's business.

(m) Includes the reclassification of expense described above in note (j) ($6,172) and the elimination of a corporate allocation from the Campbell Soup Company of costs associated with the sales force, sales administration and marketing overhead ($1,722). The reversal of these allocations is supportable as the Company already has established sales force, sales administration and marketing functions to support the Mrs. Paul's business.

(n) Reflects the goodwill and intangible amortization expense as a result of the acquisition of Mrs. Paul's. Goodwill will be amortized on a straight line basis over a 40 year period and other intangibles will be amortized over periods ranging from five to 15 years.

(o) Represents the elimination of Mrs. Paul's research and developments costs ($657). The Company records its research and development costs in general and administrative expense and management believes the amount included in general and administrative expense for the period is sufficient.

(p) Reflects the reduction in expense ($894) the Company will experience as compared to the general and administrative corporate allocation from Campbell Soup Company. The reduction is supported by the Company's experience during its current period of ownership and personnel and expense changes that it has implemented.

(q) Pro forma interest expense has been calculated based upon pro forma debt levels and the applicable interest rates. Mrs. Paul's was not allocated any interest expense from the Campbell Soup Company. The pro forma interest expense on the Revolving Facility assumes an incremental $2 million would be outstanding during the year. Accordingly, the committment fee required on the outstanding Revolving Facility is reduced as the balance outstanding is higher. The table below represents a pro forma interest expense, noted with the respective interest rates, and pro forma amortization of incremental deferred financing costs (in thousands):


     Pro Forma Interest Expense
     Revolving Facility (8.5%)                                       $  123
     Term Facility - Tranche A (8.5%)                                 1,231
     Term Facility - Tranche B (9.0%)                                 2,610
     Commitment fee on Revolving Facility (.50%)                         (8)
                                                                     ------
       Total pro forma adjustment to interest expense                $3,956
                                                                     ======

     Pro forma adjustment to amortization of deferred
       financing costs                                               $  203
                                                                     ======

(r) Reflects a decrease in the provision for income taxes as a result of the pro forma decrease in income before income taxes.

(s) EBITDA is defined as earnings before interest, taxes, depreciation, amortization and extraordinary items and is presented because it is commonly used by certain investors and analysts to analyze and compare on the basis of operating performance and to determine a company's ability to service and incur debt. EBITDA should not be considered in isolation from or as a substitute for net income, cash flows from operating activities or other consolidated income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. Cash flows data are not presented as it is not practicable to separate cash flows for the Company (as set forth in Van de Kamp's, Inc. Form S-4, filed November 14, 1995) or Mrs. Paul's approved by the SEC in a letter dated July 1, 1996. EBITDA as defined here is the same as that required by the Senior Bank Facilities covenant, except that the Senior Bank Facilities definition also excludes all other non-cash expenses and any non-cash income or non-cash gains and includes interest income. The Company did not have any such items for the periods presented.

The following Pro Forma Balance Sheet is based on the unaudited financial statements of the Company and the audited Statements of Assets to be Acquired of Mrs. Paul's. The balance sheet of Van de Kamp's, Inc. as of March 30, 1996 is incorporated by reference to the Van de Kamp's, Inc. Form 10-Q for that period. The audited Statement of Assets to be Acquired for Mrs. Paul's is as of April 28, 1996.

The pro forma financial information set forth on the next page reflects pro forma adjustments that are based upon available information and which the Company believes are reasonable. The pro forma financial information does not necessarily reflect the financial position of the Company that actually would have resulted had the transactions to which pro forma effect is given been consummated as of the date indicated.

                              VAN DE KAMP'S, INC.
                            PRO FORMA BALANCE SHEET
                             AS OF MARCH 30, 1996
                                  (UNAUDITED)
                            (DOLLARS IN THOUSANDS)

                                                     VAN DE                       PRO FORMA      COMPANY
                                                  KAMP'S, INC.    MRS. PAUL'S    ADJUSTMENTS    PRO FORMA
                                                  ------------    -----------    -----------    ---------
Assets:

Cash                                                $  6,867        $    --      $ (1,578)(a)    $  5,289
Receivables                                           22,034             --            --          22,034
Inventories                                           16,333          5,307            95 (b)      21,735
Prepaid Expenses                                         546             --            --             546
                                                    --------        -------      --------        --------
    Total current assets                              45,780          5,307        (1,483)         49,604

Property, plant and equipment, net                    30,254          6,626         1,887 (b)      38,767
Goodwill and intangibles                             140,680            936        61,414 (b)     203,030
Other assets                                           8,768             --         1,880 (c)      10,648
                                                    --------        -------      --------        --------
    Total assets                                    $225,482        $12,869      $ 63,698        $302,049
                                                    ========        =======      ========        ========

Liabilities and Stockholders' Equity:

Current portion of long-term debt                   $  2,500        $    --      $  2,500 (d)    $  5,000
Accounts payable and accrued expenses                 20,981             --         2,215 (e)      23,196
Income taxes payable                                     983             --            --             983
                                                    --------        -------      --------        --------
    Total current liabilities                         24,464              0         4,715          29,179

Senior secured bank debt                              27,500             --        57,500 (d)      85,000
Senior subordinated notes                            100,000             --            --         100,000
Deferred tax liabilities                               1,049             --            --           1,049
                                                    --------        -------      --------        --------
    Total liabilities                                153,013              0        62,215         215,228

Total stockholders' equity                            72,469         12,869         1,483 (f)      86,821
                                                    --------        -------      --------        --------
    Total liabilities and stockholders' equity      $225,482        $12,869      $ 63,698        $302,049
                                                    ========        =======      ========        ========

                       NOTES TO PRO FORMA BALANCE SHEET
                             AS OF MARCH 30, 1996

(a) Reflects use of Van de Kamp's, Inc. internally generated cash to fund a portion of the Mrs. Paul's acquisition.

(b) Reflects the excess of cost over the book value of the Mrs. Paul's net assets, including inventories and equipment, acquired in connection with the acquisition. The equipment has been recorded at fair market value, including costs of transportation, installation and set-up. Goodwill will be amortized on a straight line basis over a 40 year period and other intangibles will be amortized over periods ranging from five to 15 years.

(c) Reflects deferred financing costs incurred in connection with the financing.

(d) Represents the current and long-term portions of the $60 million in additional Senior Secured Debt incurred to finance the acquisition.

(e) Reflects $209 of interest on acquisition related Senior Secured Debt and an accrual for costs to be incurred in connection with the installation of Mrs. Paul's equipment in the Company's Erie, Pennsylvania manufacturing facility.

(f) Represents the $15 million equity contribution from VDK Holdings, Inc., net of syndication expenses and net of the reversal of the division equity of Mrs. Paul's.

                               INDEX TO EXHIBITS

      EXHIBIT NO.               EXHIBIT DESCRIPTION
      ----------                -------------------

            2.1 Asset Purchase and Sale Agreement, dated as of January 17, 1996, between Shellfish Acquisition Company, LLC and Campbell Soup Company (the text of which and exhibits to which are incorporated by reference to Exhibit
                                  2.1 to Van de Kamp's, Inc.'s Form 10-Q for the quarter ended March 30, 1996 (the "10-Q") and a list of the contents of the schedules to which was filed with the Original 8-K).

            2.2 Asset Purchase Agreement, dated as of January 17, 1996, between Van de Kamp's, Inc. and Shellfish Acquisition Company, LLC (incorporated by reference to Exhibit 2.2 to the 10-Q).